UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 4, 2005
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 755-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On October 4, 2005, Developers Diversified Realty Corporation, an Ohio Corporation (“DDR”), entered into an underwriting agreement with Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., UBS Securities LLC, Wachovia Capital Markets, LLC, LaSalle Financial Services, Inc., Lehman Brothers Inc., McDonald Investments Inc., Morgan Stanley & Co. Incorporated, Scotia Capital (USA) Inc., and Wells Fargo Securities, LLC (the “Underwriters”), to sell $350,000,000 in principal amount of its 5.375% Notes due 2012, to be issued under DDR’s previously filed Registration Statement on Form S-3 (File No. 333-117550).
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.
     The following Exhibits are filed as part of this report and as Exhibits to the Registration Statement:

Exhibit 1	Underwriting Agreement dated as of October 4, 2005 by and between DDR and Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., UBS Securities LLC, Wachovia Capital Markets, LLC, LaSalle Financial Services, Inc., Lehman Brothers Inc., McDonald Investments Inc., Morgan Stanley & Co. Incorporated, Scotia Capital (USA) Inc., and Wells Fargo Securities, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation

(Registrant)

Date:	October 7, 2005

By:	/s/ William H. Schafer

William H. Schafer
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 1	Underwriting Agreement dated as of October 4, 2005 by and between DDR and Banc of America Securities LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., UBS Securities LLC, Wachovia Capital Markets, LLC, LaSalle Financial Services, Inc., Lehman Brothers Inc., McDonald Investments Inc., Morgan Stanley & Co. Incorporated, Scotia Capital (USA) Inc., and Wells Fargo Securities, LLC.